Exhibit 99(a)

BERGEN BRUNSWIG CORPORATION
STATEMENT REGARDING FORWARD-LOOKING INFORMATION

               The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Form 10-K to which this exhibit is attached, the Company' s Annual Report to Shareowners, any Form 10-K, any other Form 10-Q or any Form 8-K of the Company, or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems, including malfunctions or failures associated with readiness issues and the costs and difficulties related to the integration of recently acquired businesses and such businesses to produce earnings that were anticipated or planned for; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products and/or services, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; application of, changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings and governmental audits including various pending litigation matters and the Bergen securities cases as described and defined in Part 1, Item 3 entitled "Legal Proceedings" of this Annual Report; competitive factors in the Company's healthcare service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations; including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; injuries to persons or property resulting from the operation of the Company's business; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in buying practices of hospital buying groups or hospitals; availability and cost of attractive acquisition candidates; the continuation of various trends in the long-term care market (including the trends toward consolidation, cost containment and the implementation of the Medicare prospective payment system); the effect of reforms of the health care delivery system; and other factors referenced in the Form 10-K to which this exhibit is attached or other filings or written or oral statements made by or on behalf of the Company. The words "believe", "expect", "anticipate", "project", and similar expressions identify "forward-looking statements", which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.